Exhibit 99.1
FOR IMMEDIATE RELEASE
PRIMUS GUARANTY, LTD. REPORTS THIRD QUARTER 2011
GAAP NET LOSS AVAILABLE TO COMMON SHARES OF $283.1 MILLION
AND
ECONOMIC RESULTS OF $10.2 MILLION
Hamilton, Bermuda — November 8, 2011 — Primus Guaranty, Ltd. (“Primus Guaranty” or “the Company”) (NYSE:PRS) today announced its financial results for the third quarter ended September 30, 2011.
•
GAAP net loss available to common shares for the third quarter 2011 was $283.1 million, or $7.76 per diluted share, compared with GAAP net income available to common shares of $229.0 million, or $5.72 per diluted share, for the third quarter 2010. GAAP net loss available to common shares for the third quarter 2011 was substantially due to a net unrealized mark-to-market loss of $293.3 million on Primus Financial Products, LLC (“Primus Financial”)’s consolidated credit swap portfolio.

•
Economic Results for the third quarter 2011 were $10.2 million, or $0.28 per diluted share, compared with an Economic Results loss of $2.0 million, or $0.05 per diluted share, for the third quarter 2010. Economic Results for the third quarter 2011 primarily comprised premium revenue of $9.9 million, interest income of $2.4 million, and gains on retirement of debt of $2.1 million, partly offset by net operating costs of $3.1 million and financing costs of $2.1 million.

•	Economic Results book value per common share was $8.20 at September 30, 2011, compared with Economic Results book value per common share of $7.31 at December 31, 2010.
•	At September 30, 2011, the notional principal of Primus Financial’s consolidated credit swap portfolio totaled $8.5 billion.

Earnings
A copy of this press release and the financial supplement, including additional credit swap portfolio and historical data, is available in the Investor Relations section of the Company’s Web site at www.primusguaranty.com. Also available on the Web site is a letter dated November 8, 2011 to the shareholders from Richard Claiden, Chief Executive Officer.
Economic Results
In managing its business and assessing its profitability from a strategic and financial planning perspective, the Company believes it is appropriate to consider both its U.S. GAAP net income (loss) available to common shares as well as certain non-GAAP financial measures called “Economic Results”. We define Economic Results as GAAP net income (loss) available to common shares, adjusted as follows:
•	Unrealized gains (losses) on credit swaps sold by Primus Financial are excluded from GAAP net income (loss) available to common shares;
•	Realized gains from early termination of credit swaps sold by Primus Financial are excluded from GAAP net income (loss) available to common shares;
•
Realized gains from early termination of credit swaps sold by Primus Financial are amortized over the period that would have been the remaining life of the credit swap. The amortized gain is included in Economic Results;

•	A provision for credit default swaps on asset-backed securities (“CDS on ABS”) credit events is included in Economic Results; and
•	A reduction in provision for CDS on ABS credit events upon termination of credit swaps is included in Economic Results.
The Company believes that quarterly fluctuations in the fair market value of Primus Financial’s consolidated credit swap portfolio have little or no effect on the Company’s business operations and that Economic Results provides a useful, alternative view of the Company’s economic performance.
About Primus Guaranty
Primus Guaranty, Ltd. is a Bermuda company with offices in New York. Through its subsidiary, Primus Financial Products, LLC (“Primus Financial”), the Company provides protection against the risk of default on primarily investment grade corporate and sovereign reference entities.
Forward-Looking Statements
Some of the statements included in this press release and other statements Primus Guaranty may make, particularly those anticipating future financial performance, business prospects, growth and operating strategies, market performance, valuations and similar matters, are forward-looking statements that involve a number of assumptions, risks and uncertainties, which change over time. Any such statements speak only as of the date they are made, and Primus Guaranty assumes no duty to, and does not undertake to, update any forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements, and future results could differ materially from historical performance. For a discussion of the factors that could affect the Company’s actual results please refer to the risk factors identified from time to time in the Company’s SEC reports, including, but not limited to, Primus Guaranty’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission.

Primus Guaranty, Ltd.
Condensed Consolidated Statements of Financial Condition (Unaudited)
(in thousands except share amounts)

	September 30,	December 31,
	2011	2010
Assets
Cash and cash equivalents	$107,299	$177,736
Investments (includes $328,743 and $288,815 at fair value as of September 30, 2011 and December 31, 2010, respectively)	328,914	288,985
Restricted cash and investments	136,882	138,540
Accrued interest and premiums	5,405	5,860
Unrealized gain on credit swaps, at fair value	—	2,006
Debt issuance costs, net	3,706	4,072
Other assets (includes $8,504 and $11,559 at fair value as of September 30, 2011 and December 31, 2010, respectively)	12,422	17,660

Total assets	$594,628	$634,859

Liabilities and Equity
Liabilities
Accounts payable and accrued expenses	$4,285	$8,701
Unrealized loss on credit swaps, at fair value	546,266	395,164
Payable for credit events	2,092	3,447
Long-term debt	191,511	215,828
Restructuring liabilities	36	3,729
Other liabilities	3,357	6,025

Total liabilities	747,547	632,894

Commitments and contingencies
Equity (Deficit)
Common shares, $0.08 par value, 62,500,000 shares authorized, 35,334,749 and 38,078,790 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	2,825	3,046
Additional paid-in capital	262,621	275,453
Accumulated other comprehensive income	1,726	3,333
Retained earnings (deficit)	(510,237)	(372,969)

Total shareholders’ equity (deficit) of Primus Guaranty, Ltd.	(243,065)	(91,137)
Preferred securities of subsidiary	90,146	93,102

Total equity (deficit)	(152,919)	1,965

Total liabilities and equity	$594,628	$634,859

Primus Guaranty, Ltd.
Condensed Consolidated Statements of Operations (Unaudited)

(in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues
Net credit swap revenue (loss)	$(283,404)	$227,547	$(136,297)	$125,369
Interest income	2,436	3,674	7,616	9,914
Gain on retirement of long-term debt	2,061	752	4,821	8,185
Other income	153	2,513	771	2,645

Total revenues	(278,754)	234,486	(123,089)	146,113

Expenses
Compensation and employee benefits	1,443	4,036	5,135	13,162
Professional and legal fees	706	1,742	2,202	5,405
Interest expense	1,445	1,760	4,558	5,366
Other	994	1,851	3,387	5,351

Total expenses	4,588	9,389	15,282	29,284

Income (loss) from continuing operations before provision (benefit) for income taxes	(283,342)	225,097	(138,371)	116,829
Provision (benefit) for income taxes	—	71	11	98

Income (loss) from continuing operations, net of tax	(283,342)	225,026	(138,382)	116,731
Income (loss) from discontinued operations, net of tax	919	(19,622)	3,457	(48,008)

Net income (loss)	(282,423)	205,404	(134,925)	68,723
Less:
Distributions on preferred securities of subsidiary	682	732	2,343	2,444
Net loss from discontinued operations attributable to non-parent interests in CLOs	—	(24,355)	—	(60,876)

Net income (loss) available to common shares	$(283,105)	$229,027	$(137,268)	$127,155

Income (loss) per common share:
Basic:
Income (loss) from continuing operations	$(7.79)	$5.90	$(3.76)	$2.97
Income (loss) from discontinued operations	$0.03	$0.12	$0.09	$0.33

Net income (loss) available to common shares	$(7.76)	$6.02	$(3.67)	$3.30

Diluted:
Income (loss) from continuing operations	$(7.79)	$5.60	$(3.76)	$2.80
Income (loss) from discontinued operations	$0.03	$0.12	$0.09	$0.32

Net income (loss) available to common shares	$(7.76)	$5.72	$(3.67)	$3.12

Weighted average common shares outstanding:
Basic	36,470	38,049	37,411	38,546
Diluted	36,470	40,042	37,411	40,737

Primus Guaranty, Ltd.
Regulation G and Other Disclosure
Economic Results
September 30, 2011
(Unaudited)
In managing its business and assessing its profitability from a strategic and financial planning perspective, the Company believes it is appropriate to consider both its U.S. GAAP net income (loss) available to common shares as well as certain non-GAAP financial measures called “Economic Results”. We define Economic Results as GAAP net income (loss) available to common shares, adjusted as follows:
•	Unrealized gains (losses) on credit swaps sold by Primus Financial are excluded from GAAP net income (loss) available to common shares;
•	Realized gains from early termination of credit swaps sold by Primus Financial are excluded from GAAP net income (loss) available to common shares;

•
Realized gains from early termination of credit swaps sold by Primus Financial are amortized over the period that would have been the remaining life of the credit swap. The amortized gain is included in Economic Results;

•	A provision for CDS on ABS credit events is included in Economic Results; and

•	A reduction in provision for CDS on ABS credit events upon termination of credit swaps is included in Economic Results.
The Company believes that quarterly fluctuations in the fair market value of Primus Financial’s consolidated credit swap portfolio have little or no effect on the Company’s business operations and that Economic Results provides a useful, alternative view of the Company’s economic performance.
Economic Results per GAAP Diluted Share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in 000’s except per share amounts)	2011	2010	2011	2010
GAAP Net income (loss) available to common shares	$(283,105)	$229,027	$(137,268)	$127,155
Adjustments:
Change in unrealized fair value of credit swaps sold (gain) loss by Primus Financial	293,298	(231,173)	153,108	(163,346)
Amortization of realized gains from the early termination of credit swaps sold by Primus Financial	25	145	94	703
Provision for CDS on ABS credit events	—	—	(1,398)	(2,374)
Reduction in provision for CDS on ABS credit events upon termination of credit swaps	—	—	9,841	1,819

Economic Results	$10,218	$(2,001)	$24,377	$(36,043)

Economic Results earnings (loss) per GAAP diluted share	$0.28	$(0.05)	$0.65	$(0.88)
Economic Results weighted average common shares — GAAP diluted	36,470	40,042	37,411	40,737
Economic Results Book Value per Share

	September 30,	December 31,
	2011	2010

GAAP Shareholders’ equity (deficit) of Primus Guaranty, Ltd.	$(243,065)	$(91,137)
Adjustments:
Accumulated other comprehensive (income) loss	(1,726)	(3,333)
Unrealized fair value of credit swaps sold (gain) loss by Primus Financial	546,266	393,158
Realized gains from early termination of credit swaps sold by Primus Financial	(33,574)	(33,574)
Amortized realized gains from the early termination of credit swaps sold by Primus Financial	33,537	33,443
Provision for CDS on ABS credit events	(70,189)	(68,791)
Reduction in provision for CDS on ABS credit events upon termination of credit swaps	58,416	48,575

Economic Results Shareholders’ Equity	$289,665	$278,341

Economic Results book value per share issued and outstanding	$8.20	$7.31
GAAP book value per share issued and outstanding	$(6.88)	$(2.39)
Common shares issued and outstanding	35,335	38,079

Primus Guaranty, Ltd.
GAAP Net Credit Swap Revenue (Loss)
September 30, 2011
(Unaudited)
GAAP Net Credit Swap Revenue (Loss)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in 000’s)	2011	2010	2011	2010
Net credit swap revenue (loss) components
Credit swaps sold — single name (Primus Financial)
Net premium income	$6,241	$10,794	$20,498	$34,986
Realized gains	—	—	—	—
Realized losses	—	(13,706)	(652)	(40,002)
Change in unrealized gains/(losses)	(24,704)	78,437	17,355	79,981
Credit swaps sold — tranches (Primus Financial)
Net premium income	3,607	3,303	10,662	10,689
Realized gains	—	—	—	—
Realized losses	—	—	(4,032)	(35,000)
Change in unrealized gains/(losses)	(268,978)	147,643	(180,159)	72,350
Credit swaps undertaken to offset credit risk (Primus Financial)
Net premium income (expense)	—	(42)	—	(87)
Net realized gains (losses)	—	(1,017)	47	(3,955)
Change in unrealized gains/(losses)	—	1,533	(59)	4,470
Credit swaps sold — ABS (Primus Financial)
Net premium income	46	79	129	212
Realized gains	—	—	—	—
Realized losses	—	(2,778)	(9,841)	(4,597)
Change in unrealized gains/(losses)	384	3,560	9,755	6,545
Net credit swaps (PARC fund)	—	(259)	—	(223)

Net credit swap revenue (loss)	$(283,404)	$227,547	$(136,297)	$125,369